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                                                                    Exhibit 23.2


INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Registration Statement of Liberty Financial Corporation on Form S-4 of our report dated November 24, 1997, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Des Moines, Iowa
December 16, 1997